Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-157053) of MGIC Investment Corporation of our report dated June 25, 2009 relating to the financial statements and supplemental schedule of MGIC Profit Sharing and Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 29, 2009

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